Exhibit 10.67

THIRD AMENDMENT

TO
AMENDED AND RESTATED SECURED REVOLVING NOTE

This Third Amendment to Amended and Restated Secured Revolving Note (“Amendment”) is entered into as of October 25, 2000, between Comerica Bank-California, successor-by-merger to Imperial Bank (the “Bank”), and Prospect Medical Holdings, Inc. (the “Borrower”).

RECITALS

This Amendment is being entered into in reference to the following facts:

The Borrower and the Bank entered into an Amended and Restated Secured Revolving Note, dated as of July 3, 1999 (as modified, amended, and supplemented to the date hereof, the “Note”). Capitalized terms used, but not defined herein, shall have the meanings ascribed thereto in the Note. The Bank and the Borrower desire to amend the Note in certain respects subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE 1 – AMENDMENTS

1.1           Amendment of Note Amount.  The number in the upper left-hand corner of the first page of the Note is amended to be “$2,000,000.”

1.2           Amendment of Paragraph 1.  Paragraph number 1 of the Note is hereby amended and restated to read in its entirety as follows:

“1.           FOR VALUE RECEIVED, Prospect Medical Holdings, Inc., a Delaware corporation (‘Maker’), promises to pay to the order of Comerica Bank-California, a California banking corporation (‘Payee’), on or before the Maturity Date, the principal sum of two million dollars ($2,000,000), or such lesser sum as shall equal the aggregate outstanding principal amount of the Revolving Loans made by Payee to Maker pursuant to the Agreement (as defined below).”

ARTICLE 2 – REPRESENTATIONS AND WARRANTIES

2.1           Borrower’s Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank that the Borrower has the power and authority and has taken all action necessary to execute, deliver and perform this

Amendment and all other agreements and instruments executed or delivered to be executed or delivered in connection herewith and therewith and this Amendment and such other agreements and instruments constitute the valid, binding and enforceable obligations of the Borrower.

2.2           Acknowledgment of Borrower. The Borrower expressly acknowledges and agrees that as of the date of this Amendment, it has no offsets, claims or defenses whatsoever against any of the Obligations owing to the Bank.

ARTICLE 3 – GENERAL PROVISIONS

3.1           Full Force and Effect. Except as expressly amended hereby, the Note and all other documents, agreements and instruments relating to thereto are and shall remain unmodified and in full force and effect.

3.2.          Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and that all of which taken together shall constitute one and the same instrument, respectively. Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Amendment, but failure to do so shall not effect the validity, enforceability, of binding effect of this Amendment.

3.3           Final Agreement.  This Amendment is intended by the Borrower and the Bank to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof. This Amendment supersedes any and all prior oral or written agreements relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.

“PAYEE”		“MAKER”
Imperial Bank		Prospect Medical Holdings, Inc.

By:	/s/ Thomas Turner	By:	/s/ R. Stewart Kahn
	Thomas Turner,		R. Stewart Kahn,
	Vice President		Executive Vice President